EMPLOYMENT AGREEMENT AMENDMENT

THIS EMPLOYMENT AGREEMENT AMENDMENT (the “Amendment”) is entered into effective as of January 1, 2018 (the “Effective Date”), is between Rhino GP LLC (“Employer”) and Richard A. Boone (“Employee”).

W I T N E S S E T H

WHEREAS, Employee is currently employed by Employer pursuant to an Amended and Restated Employment Agreement dated December 30, 2016 (the “Prior Agreement”).

WHEREAS, Employer and Employee now desire to amend the Prior Agreement, and have executed this Amendment to evidence the terms of their agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Section 2 of the Prior Agreement is hereby deleted and replaced in its entirety with the following language:

“Position and Duties. As of the Effective Date, Executive shall serve as the President and Chief Executive Officer. In such positions, Executive shall report directly to the Executive Chairman and, in his or her absence, directly to the Board of Directors of Employer. Executive shall have the customary authority, responsibilities and duties of such position(s), subject to the direction and definition of such authority, responsibilities, and duties from time to time by Employer. During the Employment Term, Executive will devote all of his business time and efforts to the performance of his duties hereunder and to his duties under his employment agreement with Royal Energy Resources, Inc. (“Royal”), with the expectation that the Executive’s business time and efforts shall be allocated between the Employer and Royal roughly in proportion to the amount of base salary payable by the Employer and Royal to the Employee. Executive shall be subject to all of the employment and personnel policies and procedures in effect from time to time and applicable to executive employees of Employer. Executive’s regular place of employment during the Employment Term shall be at Employer’s executive offices in Lexington, Fayette County, Kentucky, and Executive shall engage in such travel as may be reasonably required in connection with the performance of his duties hereunder.”

2. Section 8(b) of the Prior Agreement is hereby modified to add the following language at the end thereof: “; provided, however, that nothing herein shall prohibit the Employer from serving as an executive for Royal.”

3. All other terms and conditions in the Prior Agreement shall remain unchanged except to the extent specifically modified herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

EMPLOYEE:

/s/ Richard A. Boone
Name:	Richard A. Boone

EMPLOYER:

RHINO GP LLC:

By:	/s/William L. Tuorto
Title:	William L. Tuorto
Name:	Executive Chairman